Independent Auditors' Consent



To the Shareholders and Board of Directors of Managed Municipals Portfolio II Inc.:

We consent to the use of our report dated October 15, 1998, with respect to Managed Municipals Portfolio II Inc., incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" and "Independent Auditors" in the Prospectus and "Independent Public Accountants" in the Statement of Additional Information.




	KPMG Peat Marwick LLP


New York, New York
November 16, 1998